EXHIBIT j.1



                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 30, 1999, relating to the financial statements and financial highlights which appears in the August 31, 1999 Annual Report to Shareholders of North Carolina Daily Municipal Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Auditors" and "Financial Statements" in such Registration Stament.



PricewaterhouseCoopers LLP


New York, New York
December 29, 1999